SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2005
VISEON, INC.
(Exact name of registrant as specified in its Charter )

Nevada	0-27106	41-1767211
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8445 Freeport Parkway, Suite 245, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 906-6300
N/A
(Former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2005, the registrant, Viseon, Inc., a Nevada corporation, issued a press release reporting that it has entered into certain securities purchase agreements, between the registrant and certain accredited investors, in connection with a private placement of the registrant’s preferred stock and common stock warrants. The purchase agreements provide for the registrant to issue and sell 376 units of convertible preferred stock and common stock warrants for a purchase price equal to $25,000 per unit, representing an aggregate purchase price of $9,400,000. Each unit consists of one share of the registrant’s Series B Convertible Preferred Stock, $0.01 par value, and one five year warrant exercisable for 25,000 shares of the registrant’s Common Stock, at an initial exercise price equal to $1.15 per share. Each share of Series B Convertible Preferred Stock is convertible into twenty-five thousand shares of Common Stock. Each of the investors will be granted registration rights with respect to the Common Stock issuable upon the conversion of the preferred stock, the exercise of the warrants and payment of dividends on the preferred stock. The registrant expects to close the transaction and issue the preferred stock and warrant units on or about August 19, 2005.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

4.1	Form of Securities Purchase Agreement dated August 17, 2005, by and among Viseon, Inc., and the Purchasers executing the signature pages thereto.

99.1	Press Release of Viseon, Inc. dated August 17, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISEON, INC.
Date: August 17, 2005	By:	/s/ JOHN C. HARRIS
John C. Harris
President and Chief Executive Officer

EXHIBIT INDEX

4.1	Form of Securities Purchase Agreement dated August 17, 2005, by and among Viseon, Inc., and the Purchasers executing the signature pages thereto.

99.1	Press Release of Viseon, Inc. dated August 17, 2005